UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2024

Avantor, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)
(610) 386-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On April 2, 2024 (the “Effective Date”), Avantor, Inc.’s (the “Company”) wholly owned subsidiary, Avantor Funding, Inc. (the “Borrower”), entered into Amendment No. 12 (the “Credit Agreement Amendment”) to Credit Agreement, dated as of November 21, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time prior to the date of the Credit Agreement Amendment, the “Credit Agreement”), among Vail Holdco Sub LLC, the Borrower, each of the guarantors party thereto (the “Guarantors”), Goldman Sachs Bank USA, as administrative agent and collateral agent (the “Administrative Agent”), the swing line lender, a letter of credit issuer and as the Additional Incremental B-6 Dollar Term Lender (as defined in the Credit Agreement Amendment), and the other lenders party thereto (the “Lenders”).
Pursuant to the Credit Agreement Amendment, the Borrower obtained a $772,396,875.00 tranche of senior secured U.S. dollar term loans (the “Incremental B-6 Dollar Term Loans”). The Incremental B-6 Dollar Term Loans bear interest at a rate of SOFR plus a spread of 2.00% per annum (or the alternate base rate plus 1.00% per annum) and are subject to a 0.50% SOFR “floor”. The Incremental B-6 Dollar Term Loans replaced and refinanced certain of the Borrower’s existing senior secured U.S. dollar term loans, which had an interest rate of SOFR plus a spread of 2.25% per annum (or the alternate base rate plus 1.25% per annum) and were subject to a 0.50% SOFR “floor”, that were scheduled to mature on November 6, 2027.
The final stated maturity of the Incremental B-6 Dollar Term Loans is November 6, 2027. In addition, the Credit Agreement Amendment provides that in the event the Borrower prepays, replaces or refinances (including any such prepayment, replacement or refinancing effected through an amendment to the Credit Agreement Amendment) all or a portion of Incremental B-6 Dollar Term Loans at any time prior to the six month anniversary of the Effective Date with any indebtedness under credit facilities in the form of similar term B loans that are broadly marketed or syndicated to banks and other institutional investors incurred primarily for the purpose of repaying, replacing or refinancing such Incremental B-6 Dollar Term Loans at an effective yield that is less than the effective yield of such Incremental B-6 Dollar Term Loans (excluding any indebtedness incurred in connection with a change of control or certain transformative acquisitions), a prepayment premium equal to 1% of the principal amount of such Incremental B-6 Dollar Term Loans being prepaid or 1% of the principal amount of the Incremental B-6 Dollar Term Loans outstanding immediately prior to such amendment will be imposed on the Borrower.
The Incremental B-6 Dollar Term Loans are guaranteed by the same subsidiaries of the Company that guarantee the existing credit facilities under the Credit Agreement. The Incremental B-6 Dollar Term Loans and the guarantees thereof are secured by the same collateral of the Borrower and the Guarantors that secures the Borrower’s obligations under the Credit Agreement on a pari passu basis.
In addition, the Administrative Agent has provided the Borrower and its affiliates with financial advisory, commercial banking and investment banking services for which they received customary fees and expenses.
The foregoing is a summary of the material terms of the Credit Agreement Amendment, does not purport to be complete, and is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 2.03.    Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of Registrant.
The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 3, 2024, Dr. Gerard Brophy, former Executive Vice President, Biopharma Production of the Company, entered into, (i) a consulting agreement with VWR International LLC, a subsidiary of the Company (the “Consulting Agreement”) pursuant to which Dr. Brophy agreed to provide certain consulting services to the Company as outlined below and (ii) a consulting agreement with the Company (the “SAB Agreement”) pursuant to which Dr. Brophy agreed to serve as the chair of the Company’s Scientific Advisory Board (the “SAB”).
The Consulting Agreement provides that Dr. Brophy will advise the Company on biopharma production matters, as well as matters relating to industry trends, development and construction of the Company’s new innovation center in Bridgewater, New Jersey and business opportunity evaluations. The term of the Consulting Agreement commenced as of March 1, 2024 and concludes on February 28, 2027 (the “Term”), unless earlier terminated by either party upon mutual agreement, death, disability, failure of either party to perform or, following the first 18 months of the Term, upon 30 days’ prior written notice. The Company will pay Dr. Brophy an annual fee of $180,000, payable in equal monthly installments. The Consulting Agreement also includes customary provisions, including intellectual property assignment, confidentiality requirements, noncompetition and nonsolicitation provisions and a general release.
The SAB Agreement provides that Dr. Brophy will serve as the chair of the SAB, which meets periodically to review and advise the Company on its research & development and technology strategy. Dr. Brophy will serve in this role for the Term, unless earlier terminated by either party upon 30 days’ prior written notice. The Company will pay Dr. Brophy an annual fee of $25,000 in cash and grant him $50,000 in restricted stock units that vest one year from the date of grant. The SAB Agreement also includes customary provisions, including intellectual property assignment, confidentiality requirements, and noncompetition and nonsolicitation provisions.
The foregoing descriptions are only summaries of the Consulting Agreement and the SAB Agreement, do not purport to be complete and are subject to, and are qualified in their entirety by, reference to the full text of the Consulting Agreement and the SAB Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 12 (the “Credit Agreement Amendment”) to Credit Agreement, dated as of November 21, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time prior to the date of the Credit Agreement Amendment), among Vail Holdco Sub LLC, Avantor Funding, Inc., each of the guarantors, Goldman Sachs Bank USA, as administrative agent and collateral agent, the swing line lender, a letter of credit issuer and the Additional Incremental B-6 Dollar Term Lender (as defined in the Credit Agreement Amendment) and the other lenders party thereto.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantor, Inc.

Date: April 5, 2024	By:	/s/ Claudius Sokenu
		Name:	Claudius Sokenu
		Title:	Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary (Duly Authorized Officer)